Exhibit 32(a)

Certification of Periodic Financial Report by
Chief Executive Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
and 18 U.S.C. § 1350

      I, Richard M. Kovacevich, Chairman, President and Chief Executive Officer of Wells Fargo & Company (the “Company”), certify that:

(1)	The Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2003 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RICHARD M. KOVACEVICH

Richard M. Kovacevich
Chairman, President and Chief Executive Officer
Wells Fargo & Company
January 16, 2004

      A signed original of this written statement required by Section 906 has been provided to Wells Fargo & Company and will be retained by Wells Fargo & Company and furnished to the Securities and Exchange Commission or its staff upon request.